SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AMES NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 17, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Ames National Corporation (“Company”) to be held Wednesday, April 27, 2016, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa. Registration begins at 4:00 p.m., with the Annual Meeting to commence at 4:30 p.m.

In connection with the Annual Meeting, we have prepared a Notice of Annual Meeting of Shareholders, a Proxy Statement and our 2015 Annual Report on Form 10-K. On or about March 17, 2016, we began mailing to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials online at the Company’s website.

Two proposals will be voted upon at the Annual Meeting, consisting of the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm.

The Board of Directors of the Company presently consists of ten directors, four of whose terms of service will expire at the Annual Meeting. Three of the four directors whose terms are expiring have been nominated by the Board of Directors to stand for re-election to a three-year term. Director Larry A. Raymon will not stand for re-election as he has reached the mandatory retirement age for directors as established by Company policy. One individual who has not previously served as director has been nominated for election at the Annual Meeting. Consequently, you will be asked to vote on the election of four members of the Board of Directors.

You will also be asked to vote on the ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for 2016.

The Annual Meeting will also provide management with the opportunity to report on the operations and activities of the Company and will give shareholders time to ask questions.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to submit your proxy via the Internet or to mark, sign, and return the proxy card if you have requested to receive printed annual meeting information the Company will be mailing on or around March 17, 2016. If you submit your proxy via the Internet, the web address is www.amesnational.com and you should use the identification numbers indicated on the Notice of Internet Availability of Proxy Materials. Submitting your proxy via the Internet or returning the proxy card will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Boards of Directors, officers and staff of Ames National Corporation, Boone Bank & Trust Co., First National Bank, Reliance State Bank, State Bank & Trust Co. and United Bank & Trust NA, we thank you for your continued support and look forward to visiting with you at the Annual Meeting.

Sincerely,

/s/ Douglas C. Gustafson

Douglas C. Gustafson
Chairman

AMES NATIONAL CORPORATION

405 5th Street

Ames, Iowa 50010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the “Company”), will be held on Wednesday, April 27, 2016, at 4:30 p.m., local time, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”), for the following purposes:

1.	To elect four members of the Board of Directors, who will serve for a three-year term.

2.	To ratify the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for 2016.

3.	To consider such other business as may properly be brought before the Meeting.

Important Notice Regarding the Internet Availability of

Proxy Materials for the Meeting to be held on April 27, 2016

The Company is mailing to its shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Availability”), rather than mailing a paper copy of the proxy materials. The Notice of Availability contains instructions on how to access the proxy materials on the Internet, as well as instructions for obtaining a paper copy. Any shareholder who requests to receive a paper copy of the proxy materials will receive a full set of paper proxy materials by U.S. mail. This process will reduce the Company’s costs to print and distribute its proxy materials.

You may vote if you are a shareholder of record on March 4, 2016. It is important that your shares be represented and voted at the Meeting. The Board of Directors recommends that you vote your shares FOR election of its nominees as directors and FOR ratification of the appointment of the independent public accounting firm. Please vote in one of the following ways:

•	VISIT WWW.AMESNATIONAL.COM TO VIEW THE PROXY MATERIALS AND VOTE VIA THE INTERNET, using the identification numbers indicated on the Notice of Availability or proxy card mailed to you;

•	MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD if you have requested to receive a paper copy of the proxy materials that will be mailed on or about March 17, 2016; or

•	VOTE BY WRITTEN BALLOT at the Meeting.

By Order of the Board of Directors

March 17, 2016	John P. Nelson
Ames, Iowa	Vice President and Secretary

AMES NATIONAL CORPORATION

405 5th Street

Ames, Iowa 50010

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 27, 2016

This Proxy Statement is furnished to the shareholders of Ames National Corporation, an Iowa corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held Wednesday, April 27, 2016, at 4:30 p.m., local time, at Reiman Gardens, 1407 University Boulevard, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”). The Notice of Internet Availability of Proxy Materials (“Notice of Availability”) and the Notice of Annual Meeting of Shareholders are being mailed to the shareholders on or about March 17, 2016. If you have requested to receive a paper copy of the proxy materials, those materials (including a proxy card and return envelope) will also be mailed on or about March 17, 2016.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why is the Company making these materials available to me?

The Board is soliciting your proxy to vote at the Meeting because you were a shareholder of record of the Company at the close of business on March 4, 2016 (the “Record Date”). As a shareholder of record on the Record Date, you are entitled to vote at the Meeting. You are invited to attend the Meeting and vote your shares on the proposals described in this Proxy Statement, including the election of directors to the Board.

What is included in these materials?

The materials made available to you by the Company include (i) this Proxy Statement containing information about the Meeting, (ii) the 2015 Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements, and (iii) a proxy card (if you have requested a paper copy of the proxy materials) that can be completed and returned to the Company by mail to vote your shares. As described below, you may choose to submit your vote through the Internet instead of returning the proxy card by mail.

Where do I obtain these materials?

The Company has elected to take advantage of the Securities and Exchange Commission’s rule that allows it to furnish proxy materials to you online at its Internet website. The Company believes electronic delivery will expedite shareholders’ receipt of materials and lower costs by reducing printing and mailing of paper copies of the materials. On or about March 17, 2016, the Company mailed to its shareholders a Notice of Availability containing instructions on how to access the proxy materials online. You will not receive a paper copy of the proxy materials unless you specifically request them by following the instructions in the Notice of Availability.

How do I receive a paper copy of the materials?

You can obtain a paper copy of the proxy materials by following the instructions in the Notice of Availability on how to receive a paper copy of the materials through the mail.

What information is contained in this Proxy Statement?

The information included in this Proxy Statement relates to the proposals to be voted on at the Meeting, the voting process, the Company’s corporate governance, the compensation of directors and executive officers and certain other required information.

What am I being requested to vote on at the Meeting?

There are two proposals to be voted on at the Meeting:

●

Proposal 1 - To elect four directors to the Board, with each director to serve for a three-year term. The nominees are David W. Benson, John P. Nelson and Richard O. Parker, each of whom is currently serving as a director of the Company and is standing for re-election to the Board, and Kevin L. Swartz, who has not previously served as a director.

●

Proposal 2 - To ratify the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for 2016. CliftonLarsonAllen LLP was appointed by the Audit Committee of the Board, and the Board is requesting that the shareholders ratify this appointment.

What are my choices when voting?

Depending on the proposal, you have a choice when voting as follows:

●	Proposal 1 - With respect to the election of directors, your vote may be cast “FOR” one or more of the nominees or your vote may be “VOTE WITHHELD” with respect to one or more of the nominees.

●

Proposal 2 – With respect to the ratification of the appointment of the independent registered public accounting firm, your vote may be cast “FOR” or “AGAINST” such proposal, or you may choose to “ABSTAIN” from voting on the proposal.

Does the Board have a recommendation for voting?

The Board unanimously recommends you vote your shares as follows:

●	Proposal 1 - “FOR” each of the persons nominated for election to the Board.

●	Proposal 2 - “FOR” ratification of the appointment of the Company’s independent registered public accounting firm.

What are the voting requirements for the proposals at the Meeting?

The vote required to approve each of the proposals to be acted on at the Meeting is set forth below for each proposal under the heading “PROPOSALS TO BE VOTED ON AT MEETING.”

What is the quorum requirement for the Meeting?

A majority of the outstanding shares of the Company’s common stock (the “Common Stock”), present at the Meeting, in person or represented by proxy, constitutes a quorum for the Meeting. On the Record Date there were 9,310,913 shares of Common Stock outstanding, all of which will be entitled to vote at the Meeting. Shares represented at the Meeting which abstain from voting on any proposal will be counted toward determining the presence of a quorum. Proxies containing broker non-votes will also be counted toward determining the presence of a quorum (see “What is the effect of broker non-votes?” below).

What shares can I vote?

You are entitled to cast one vote for each share of Common Stock you owned on the Record Date. These include shares held directly in your name as a shareholder of record and shares held for you as a beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many shareholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As described below, there are some differences between shares held of record and shares beneficially owned when determining how to vote your shares at the Meeting.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, you are considered to be the “shareholder of record” with respect to those shares, and these proxy materials are being made available to you by the Company. As the shareholder of record, you have the right to vote in person at the Meeting or to grant your voting proxy directly to the persons named in the proxy card (who will vote your shares on your behalf at the Meeting). You can vote your shares by submitting your proxy via the Internet or, if you have requested a paper copy of the proxy materials, by proxy by completing and returning the proxy card as described below under “How can I vote my shares without attending the Meeting?”.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials are being made available to you by your stockbroker, bank or other nominee who is considered to be the shareholder of record with respect to those shares. Your stockbroker, bank or other nominee has enclosed a voting instruction card for you to use in directing it how to vote your shares and you should complete and return that card as directed by your stockbroker, bank or other nominee. As the beneficial owner, you have the right to direct your stockbroker, bank or other nominee on how to vote your shares at the Meeting. As beneficial owner, you are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you obtain a proxy signed by the shareholder of record of your shares.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the shareholder of record may be voted by you in person at the Meeting. Even if you plan to attend the Meeting, the Company recommends you vote your shares in advance, as described below, so that your vote will be counted if you later decide not to attend the Meeting. Shares held in “street name,” of which you are the beneficial owner, may be voted by you in person only if you obtain a signed proxy from the stockbroker, bank or other nominee that is the shareholder of record giving you the right to vote the shares at the Meeting.

How can I vote my shares without attending the Meeting?

Shareholder of Record

If you are the shareholder of record with respect to your shares, you can vote your shares without attending the Meeting by submitting your proxy through either of the following methods:

●     By Internet – You can vote via the Internet at www.amesnational.com. Your identification numbers for Internet voting are on the Notice of Availability or the proxy card mailed to you, and voting is available 24 hours a day. Those numbers can also be found on your proxy card if you requested a paper copy of the proxy materials.

●     By Mail – Complete, sign and date the proxy card that will be mailed to you on or about March 17, 2016 if you have requested a paper copy of the proxy materials. Return it to the Company in the postage prepaid envelope that will be included in the mailing.

If your proxy is submitted via the Internet or mail (and your proxy is not later revoked), your shares will be voted in accordance with your instructions as indicated in the proxy. If, however, you do not indicate the manner in which your shares should be voted in your proxy, your shares will be voted in accordance with the recommendations of the Board as set forth above under “Does the Board have a recommendation for voting?”

Beneficial Owner

If you are the beneficial owner of your shares, you can vote your shares without attending the Meeting by following the directions contained in the voting instruction card sent to you by your stockbroker, bank or other nominee. Typically, voting instruction cards allow you to direct the voting of your shares by returning the voting instruction card by mail or by submitting your directions via the Internet or by telephone. Your stockbroker, bank or other nominee is required to vote your shares according to the directions you have given.

Can I revoke my proxy or change my vote?

Shareholder of Record

If you are the shareholder of record of your shares, you may revoke your proxy at any time prior to the vote at the Meeting. Your proxy may be revoked through any of the following methods:

●     By sending a written revocation of your proxy to the attention of the Secretary of the Company at the Company’s principal executive office located at P.O. Box 846, 405 5th Street, Ames, IA 50010, Attn: Secretary.

●     By submitting to the Company by mail a signed proxy card bearing a later date.

●     By submitting a new proxy via the Internet.

●     By attending the Meeting in person, requesting your proxy be withdrawn and voting your shares in person. Attendance at the Meeting without voting in person, however, will not serve as a revocation of a proxy.

Beneficial Owner

If you are the beneficial owner of your shares, you may revoke or change your voting instructions prior to the Meeting. To do so, you should contact your stockbroker, bank or other nominee who is the shareholder of record of your shares and obtain directions as to how you can revoke or change the voting instructions you have previously given.

What is the effect of “broker non-votes”?

If your broker holds your shares in its name and you have not provided voting instructions for your shares, your broker may choose to either leave your shares unvoted or vote your shares on certain “routine” matters on which the broker is deemed to have discretionary voting authority. Of the matters to be voted on at the Meeting, only Proposal 2 (ratifying the appointment of the Company’s independent registered public accounting firm) is considered a “routine” matter on which your broker would have discretionary voting authority. Proposal 1 (election of directors) is considered a “non-routine” matter and, without your instructions, your broker cannot vote your shares on this proposal. If your broker returns a proxy card but does not have discretionary authority to vote your shares, this results in a so-called “broker non-vote” with respect to the “non-routine matter”. Broker non-votes will be counted as present for the purpose of determining a quorum at the Meeting. However, because brokers do not have discretionary authority to vote on Proposal 1 (election of directors), broker non-votes will not be counted for purposes of determining the number of votes cast on Proposal 1 and will not affect the outcome of the vote for the election of directors. Because, Proposal 2 (ratification of the independent public accounting firm) is considered a “routine” matter, your broker can vote your shares on this proposal even though you have not provided voting instructions for your shares. Since brokers have discretionary authority to vote on Proposal 2, shares voted in this manner will be counted for purposes of determining the number of votes cast on this proposal and will affect the outcome of this vote.

Who will count the votes?

The Board has appointed an inspector of election who will be responsible for tabulating the votes by proxy, counting the votes cast in person at the Meeting and announcing the results of voting at the Meeting.

Who will pay the expenses of soliciting proxies for the Meeting and how will proxies be solicited?

The Company will pay all expenses associated with soliciting proxies for the Meeting. In addition to making these proxy materials available on-line and mailing a paper copy of the materials to those shareholders who request them, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile, personal contact or electronic means. To assist the Company in limiting its expenses in connection with the Meeting, you are requested to promptly submit your proxy via the Internet or return a signed proxy card by mail, even if you plan to attend the Meeting.

How can I obtain directions to attend the Meeting?

The meeting will be held at Reiman Gardens in Ames, Iowa. To obtain directions to this location, please contact Lori Hill at (515) 663-3059.

CORPORATE GOVERNANCE

Board of Directors

The Board currently consists of ten directors separated into three classes elected on a staggered basis, with each director serving a term of three years. Each director (with the exception of Dr. Douglas C. Gustafson, Chairman of the Company, Thomas H. Pohlman, President and Chief Executive Officer of the Company, and John P. Nelson, Vice President and Chief Financial Officer of the Company) also serves on one or more of the three standing committees (Audit, Compensation and Nominating) established by the Board. The following table lists each director currently serving on the Board, the director’s term of service and the committee(s) to which the director is currently appointed.

Name of Director	Term(1)	Audit Committee	Compensation Committee	Nominating Committee
Betty A. Baudler Horras	2017	X		X
David W. Benson	2016		X	X
Lisa M. Eslinger	2018	X
Steven D. Forth	2018		X	X
Douglas C. Gustafson, DVM	2017
James R. Larson II	2018	X	X
John P. Nelson	2016
Richard O. Parker	2016			X
Thomas H. Pohlman	2017
Larry A. Raymon	2016	X	X

Note:

(1)	A director’s term of service expires at the annual meeting of shareholders to be held in the year indicated for each director.

Director Independence

The Common Stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market require that a majority of the Board consist of directors who are "independent" of the Company. The Board has determined each of the directors and the nominee for director qualify as "independent" under the NASDAQ standards for determining independence, with the exception of Mr. Pohlman and Mr. Nelson who do not qualify as independent directors as a result of their employment relationships with the Company.

Meetings

The Board holds regular quarterly meetings and held four such meetings during 2015. During 2015, each director of the Company attended at least 75% of all meetings of the Board and meetings of committees to which such director was appointed.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee as standing committees of the Board. Additional information is set forth below concerning each of the committees and the directors serving thereon.

Audit Committee

The Audit Committee is responsible for oversight of the Company’s auditing, accounting, financial reporting and internal control functions and for the appointment, compensation and oversight of the Company’s independent accountants. Additionally, the Audit Committee is responsible for monitoring the quality of the Company’s accounting principles and financial reporting as well as the independence of the Company’s independent accountants. The Audit Committee is also required to preapprove any audit or permissible non-audit services to be provided by the independent accountants and to review and approve any transaction constituting a “related party transaction” under rules adopted by the Securities and Exchange Commission. The Board has adopted a written charter for the Audit Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com. A report of the Audit Committee appears in this Proxy Statement. The Audit Committee currently consists of Mr. Larson, who acts as chair, Ms. Baudler Horras, Mr. Raymon and Ms. Eslinger, each of whom qualify as an independent director. Ms. Eslinger has been designated by the Board to serve in the capacity as the “financial expert” for the Audit Committee. The Audit Committee met on four occasions during 2015.

Compensation Committee

The Compensation Committee determines and makes recommendations to the Board on all elements of compensation for the executive officers of the Company and certain executive officers of the Company’s subsidiary banks (the “Banks”). The Compensation Committee also assists the Board in establishing fees to be paid to the directors of the Company and in determining appropriate employee benefit programs to be provided to eligible employees of the Company and the Banks. The Board has adopted a written charter for the Compensation Committee, a copy of which can be accessed on the Company’s website at www.amesnational.com. A report of the Compensation Committee appears in this Proxy Statement. The Compensation Committee currently consists of Mr. Raymon, who acts as chair, Mr. Benson, Mr. Larson and Mr. Forth, each of whom qualify as an independent director. The Compensation Committee met on two occasions during 2015.

Nominating Committee

The Nominating Committee is responsible for evaluating and recommending to the Board the names of nominees for election as directors. The Nominating Committee also reviews and recommends to the Board the desired characteristics of the composition of the Board, including the number of directors, age, experience and other appropriate attributes. The Board has adopted a written charter for the Nominating Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com. The Nominating Committee currently consists of Ms. Baudler Horras, who acts as chair, Mr. Benson, Mr. Forth and Mr. Parker, each of whom qualify as an independent director. The Nominating Committee met once during 2015.

Nominations for Directors

The Nominating Committee evaluates and recommends to the Board the names of nominees for election as directors. The Nominating Committee will consider, as part of its nomination process, any nominee submitted by a shareholder of the Company, provided the shareholder has complied with the procedure set forth in the Company’s bylaws (the “Bylaws”) for the submission of nominees. In order to submit the name of a nominee, a shareholder must provide written notice of such nominee, accompanied by other information concerning the nominee as specified in Section 3.1(c) of the Bylaws, to the Secretary of the Company no less than 120 days prior to the first anniversary of the date of the proxy statement distributed by the Company in connection with the prior year’s annual meeting of shareholders. A nomination with respect to the election of directors at the annual meeting of shareholders to be held in 2017 would need to be submitted no later than November 19, 2016. A copy of the relevant provisions of the Bylaws pertaining to nominations may be obtained by contacting the Secretary of the Company or by accessing the Bylaws on the Company’s website at www.amesnational.com. A shareholder who has complied with the procedure set forth in the Bylaws for submitting the name of a nominee may nominate such individual at an annual meeting notwithstanding that such individual has not been nominated for election by the Board.

On an annual basis the Board compiles a list of candidates for submission to the Nominating Committee for its evaluation. As noted above, the list of candidates will include any person nominated by a shareholder in compliance with the nomination procedures set forth in the Bylaws. The Nominating Committee may also identify and evaluate any other person that may come to the attention of the Nominating Committee as a candidate for nomination. The Nominating Committee evaluates each candidate utilizing the minimum qualifications specified in the Nominating Committee Charter and taking into account any other information deemed by the Nominating Committee to be relevant to the evaluation process. The evaluation process for director and shareholder-nominated candidates is applied on a uniform basis. The Nominating Committee may, to the extent it deems appropriate, contact other directors not serving on the Nominating Committee, directors and officers of the Banks and any shareholder nominating an individual, to ensure the necessary information is obtained to properly evaluate the desirability of each candidate. Upon completion of the evaluation process, the Nominating Committee will make its recommendations to the Board based upon the desired composition of the Board, review of minimum qualifications, readily ascertainable strengths and weaknesses of each candidate and other information deemed by the Nominating Committee to be relevant.

The Nominating Committee Charter identifies the following minimum qualifications under which a candidate will be evaluated: (i) the ability to understand financial affairs and complexities of business organizations; (ii) business experience and community involvement in the market areas in which the Banks conduct their business; (iii) although not required, the prior experience of a candidate as a director of one of the Banks; (iv) reputation for high moral and ethical business standards that will add to the stature of the Board; and (v) compliance with the requirements of the Company’s age limitation policies. The age limitation policy provides that a newly-nominated director must be under age 60 (unless the nominee also serves as an executive officer of the Company or a Bank or as a director of a Bank) and that a current director will be eligible for re-election only if such director will not be more than 75 years of age at the end of the term for which the director would be re-elected.

The Board has not adopted a formal policy with respect to the consideration of diversity in identifying or selecting nominees for election as directors. The Nominating Committee Charter does, however, include the concept of diversity as being a factor the Nominating Committee may wish to consider in making recommendations to the Board with respect to the composition of the Board, although no specific recommendation regarding diversity has been made.

With respect to the nominees for election as directors at the Meeting, Mr. Benson, Mr. Nelson and Mr. Parker currently serve as directors of the Company and are standing for re-election, while Kevin L. Swartz has not previously served as a director. Mr. Swartz, who currently serves as a director of United Bank & Trust, N.A., was recommended for nomination by Thomas H. Pohlman, the President and Chief Executive Officer of the Company.

Leadership Structure

During 2015, the leadership structure of the Company was divided between Thomas H. Pohlman, who served as President and Chief Executive Officer of the Company, and Dr. Douglas C. Gustafson, who served as Chairman of the Board of the Company. The Board believes the appointment of an independent director to serve in the capacity as Chairman of the Board is a sound corporate governance practice.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as interest rate risk or the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have responsibilities with respect to the Company’s risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks, and receives quarterly reports from our Chief Financial Officer regarding organizational risk as well as particular areas of concern. The Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, the Directors and Officers’ Loan Committees are directly responsible for overseeing our credit risk.

The Board believes that establishing the right “tone at the top” and providing for full and open communication between management and the Board are essential for effective risk management and oversight. Members of the Company’s executive management team meet regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the Board meetings or, if not in attendance, are available to address any questions or concerns raised by the Board on risk management-related and any other matters.

Shareholder Communications

The Board has adopted a process whereby a shareholder may direct written communications to the Board. A shareholder desiring to communicate with the Board may send a written communication addressed to the Board and directed, if by e-mail, to info@amesnational.com with Attention: “Board of Directors” in the subject line or, if sent by regular mail, addressed to Ames National Corporation, P.O. Box 846, 405 5th Street, Ames, Iowa 50010, Attention: Board of Directors. Upon receipt of a written communication from a shareholder addressed to the Board in a manner described above, the communication will be reviewed by the Chairman and President of the Company for purposes of determining whether the communication raises an issue of appropriate concern to the Board. Communications raising issues of appropriate concern will be forwarded to each member of the Board for consideration by the Board as a whole. All written communications directed to the Board and submitted in the manner prescribed by the process will, regardless of whether such communication is ultimately submitted to the Board, receive a written response from the Chairman of the Company.

Director Attendance at Annual Meetings

The Board has adopted a policy providing that each member of the Board shall use his or her reasonable efforts to attend each annual meeting of shareholders of the Company, giving appropriate consideration to the business and travel schedule of the director. Each person who was serving as a director of the Company at the time of the 2015 annual meeting of shareholders attended such meeting with one exception.

Director Compensation for 2015

Compensation paid to the directors of the Company is determined on an annual basis by the Board upon recommendation of the Compensation Committee. Each year, the President of the Company develops a recommendation to the Compensation Committee with respect to fees to be paid to directors of the Company for attendance at meetings of the Board and of committees of the Board and fees to be paid to members of the boards of directors of the Banks for board and committee meetings. The recommendation is provided to the Compensation Committee which, in turn, reviews and makes its recommendation to the Board with respect to director fees to be paid for the year.

The following table provides information concerning all compensation paid to each director during 2015 for services as a member of the Board and, to the extent applicable, for services as a member of the board of directors of one of the Banks.

Name	Fees Earned or Paid in Cash(1) ($)
Betty A. Baudler Horras	$24,965
David W. Benson	$22,685
Robert L. Cramer (2)	$5,640
Lisa Eslinger	$18,990
Steven D. Forth	$19,860
Douglas C. Gustafson, DVM	$23,215
James R. Larson II	$24,125
Warren R. Madden (2)	$6,595
John P. Nelson	None
Richard O. Parker	$19,205
Thomas H. Pohlman	None
Larry A. Raymon	$20,475

Notes:

(1)

Consists of cash payments of director fees determined as follows: (i) $1,600 for each regular meeting of the Board attended by a director during 2015 and an annual retainer of $6,000; and (ii) $430 for members and $570 for the committee chair for each meeting of a committee of the Board attended by a director during 2015. In addition, eight (8) directors also received cash payments of director fees for service as a member of the board of directors of one of the Banks determined as follows: (i) fees ranging from $560 to $810 for Bank board meetings attended by a director during 2015; and (ii) fees ranging from $205 to $410 for meetings of Bank board committees attended by a director during 2015. Each quarter, Dr. Gustafson, Chairman of the Board, receives a retainer of $1,000 in addition to the regular fees paid to directors. No other form of compensation was paid to any director during 2015.

(2)	Mr. Cramer and Mr. Madden’s term of service as a director expired at the 2015 annual meeting of shareholders.

PROPOSALS TO BE VOTED ON AT MEETING

Proposal 1 – Election of Directors

The Board of the Company currently consists of ten directors, divided into two classes of three directors each and one class of four directors for the purpose of electing and defining the terms of service of such directors. The terms of four directors will expire at the Meeting, three of whom have been nominated for re-election to the Board and one who is no longer eligible for re-election due to the Board’s age limitation policy. A nominee who has not previously served on the Board has been nominated to fill the vacancy resulting from the retirement. The four nominees standing for election will serve for a three-year term expiring at the annual meeting of shareholders to be held in 2019.

Each director elected at the Meeting will serve until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The Board has no reason to believe that any nominee named in this Proxy Statement will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board may designate.

Set forth below are the names of the three persons nominated by the Board for election as directors at the Meeting, along with certain information concerning such persons.

Nominees for Three-Year Terms Expiring in 2019

David W. Benson Age 64

Mr. Benson has served as a director of the Company since 2011. He is an attorney with Nyemaster Goode, P.C. in Ames, Iowa, assisting clients in real estate, estate planning, estate and trust settlement, tax planning and charitable giving matters. He has served on the board of directors of First National Bank since 2008.

John P. Nelson Age 49

Mr. Nelson has served as a director of the Company since 2013. He has served as the Chief Financial Officer and Secretary of the Company since 1999. He also currently serves as Chairman of the Board of Reliance State Bank.

Richard O. Parker Age 68

Mr. Parker has served as a director of the Company since 2013. He is an attorney and owner of the Parker Law Firm in Nevada, Iowa, advising clients in real estate, business planning, tax law, estate and trust settlement, litigation matters and charitable giving matters. Mr. Parker has served on the board of directors of State Bank & Trust since 2001.

Kevin L. Swartz Age 56

 Mr. Swartz’s nomination to stand for election as a director of the Company was approved by the Board of Directors on February 10, 2016. He is the Chief Executive Officer of the Wolf Clinic PC headquartered in Marshalltown, Iowa that specializes in treating eye conditions. Wolf Clinic has over 20 locations throughout the state of Iowa. Mr. Swartz has served on the board of directors of United Bank & Trust since 2003.

Board Recommendation

The Board unanimously recommends a vote “FOR” the election of each of the foregoing nominees to the Board.

Required Vote

The four nominees who receive the greatest number of votes “FOR” their election will be elected to the Board, regardless of whether any individual nominee receives votes from a majority of the votes cast at the Meeting. Brokers or other nominees who hold shares in “street name” and who have not received voting instructions from the beneficial owner of such shares, will have no discretionary authority to vote on the election of directors.

Directors Continuing in Office

Set forth below is certain information with respect to directors of the Company who will continue to serve subsequent to the Meeting and who are not nominees for election at the Meeting.

Terms Expiring in 2017

Betty A. Baudler Horras Age 62

Ms. Baudler Horras has served as a director of the Company since 2000. She is the President of Baudler Enterprises, Inc., dba Sign Pro, a sign and graphics business located in Ames, Iowa, and the former owner and General Manager of radio stations KASI and KCCQ located in Ames, Iowa, and KIKD located in Carroll, Iowa. She has served on the board of directors of First National Bank since 1991.

Douglas C. Gustafson, DVM Age 73

Dr. Gustafson has served as a director of the Company since 1999. He is a retired veterinarian and was formerly a partner in Boone Veterinary Hospital located in Boone, Iowa. He has served on the board of directors of Boone Bank & Trust Co. since 1993.

Thomas H. Pohlman Age 65

Mr. Pohlman has served as a director of the Company since 2007. He has served as President and Chief Executive Officer of the Company since 2007. From 2000 to 2008, he served as President of First National Bank. He also currently serves as Chairman of the Board of First National Bank, State Bank and Trust Co., Boone Bank & Trust Co. and United Bank & Trust, N.A.

Terms Expiring in 2018

Steven D. Forth Age 65

Mr. Forth has served as a director of the Company since 2007. He owns and operates a large row crop farm in western Story County, Iowa. He has served on the board of directors of Reliance State Bank since 1999.

James R. Larson II Age 64

Mr. Larson has served as a director of the Company since 2000. He is President of Larson Development Corporation, a real estate development and property management company located in Ames, Iowa. He retired in 2004 from ACI Mechanical, Inc., a commercial and industrial mechanical contracting and engineering company of which he served as President. He has served on the board of directors of First National Bank since 1994.

Lisa M. Eslinger Age 53

Ms. Eslinger has served as a director of the Company since 2015. Ms. Eslinger serves as the Senior Vice President for Finance and Operations for the Iowa State University Foundation. Prior to joining the Foundation as Controller in 1998, she was a senior manager with the international public accounting firm KPMG LLP, providing audit and consulting services to governmental and not-for-profit entities. She has served on the board of directors of First National Bank since 2011.

None of the directors or nominees currently serves, or has served in the past five years, as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940. There are no family relationships among the Company’s directors, nominees for director and executive officers.

Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualifications of those persons serving as directors or nominated for election as directors. The Nominating Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the board of directors of one of the Banks. Experience gained through these pursuits is viewed by the Nominating Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

●     Ms. Baudler Horras and Messrs. Forth, Gustafson, Larson and Swartz all have substantial business experience as the owner and/or principal executive officer of a small or medium-sized business enterprise through which they have obtained, to varying degrees, knowledge with respect to financial and accounting matters, operational matters, risk management issues, marketing issues and human resources issues. Ms. Eslinger possesses a high level of qualification with respect to financial and accounting matters based on her experience as the senior financial officer of the Iowa State University Foundation and as a former senior manager of a public accounting firm. Mr. Benson and Mr. Parker have practiced business, real estate and trust and estate law for over 38 years and 41 years, respectively, and contribute their legal and business knowledge to the Board. Mr. Pohlman, whose career in the financial services industry has spanned 39 years, brings his knowledge and experience as a senior bank executive to the Board. Mr. Nelson was a commissioned bank examiner for the Federal Deposit Insurance Corporation prior to joining the Company as Auditor in 1993 and brings a high level of qualification with respect to banking, accounting and regulatory matters.

●     Each of the directors has demonstrated active involvement in the community in which he or she resides, all of which are included in the trade areas in which the Banks conduct their business operations. This demonstrated commitment to community involvement is important to the Company as the directors are viewed as key links to clients and prospective clients, as well as furthering the reputation of the Banks in those communities.

●     Each of the directors served on the board of directors of one of the Banks prior to his or her election to the Board of the Company. This prior experience is highly desired for members of the Board, as it enables the individual to become familiar with the Company’s practices and business philosophy, as well as the financial and operational aspects of a financial institution, before accepting a position on the Board of the Company. Prior service on the board of a Bank has also enabled the Nominating Committee to assess the performance of the individual as a director of a Bank and to determine that such performance merits elevation to the Board of the Company.

Proposal 2 – Ratification of Appointment of Public Accounting Firm

The Audit Committee of the Board has appointed CliftonLarsonAllen LLP to serve as the Company’s independent registered public accounting firm to audit its consolidated financial statements for 2016. During 2015, CliftonLarsonAllen LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other non-audit services. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment. Representatives of CliftonLarsonAllen LLP are expected to attend the Meeting, where they will be able to respond to questions and, if they desire, make a statement.

Board Recommendation

The Board unanimously recommends a vote “FOR” ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for 2016.

Required Vote

The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Shares which abstain from voting on this proposal will not be counted as votes cast and will not affect the outcome. Brokers or other nominees who hold shares in “street name” and who do not receive voting instructions from the beneficial owner of such shares, will have discretionary voting authority on this proposal and shares voted by such brokers or nominees will be counted in determining the outcome of this matter.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

Directors and Named Executive Officers

The following table sets forth the shares of Common Stock beneficially owned as of February 29, 2016, by each director of the Company, each nominee for director, each executive officer of the Company or the Banks named in the Summary Compensation Table included herein (the “named executive officers”) and by all directors and executive officers (including the named executive officers) as a group.

Name	Shares Beneficially Owned (1)(2)	Percent of Total Shares Outstanding

Betty A. Baudler Horras(3)	24,450	*
Scott T. Bauer(4) (5)	607,476	6.52%
David W. Benson(5)(6)	10,300	*
Lisa M. Eslinger(7)	967	*
Steven D. Forth(5)	2,520	*
Douglas C. Gustafson, DVM (5)(8)	51,045	*
James R. Larson II (9)	26,465	*
Stephen C. McGill (5)(10)	43,572	*
John P. Nelson (11)	5,970	*
Richard O. Parker (12)	18,141	*
Thomas H. Pohlman (5) (13)	615,828	6.61%
Jeffrey K. Putzier(5))(14)	4,591	*
Larry A. Raymon(15)	5,585	*
Kevin L. Swartz(5)	1,680	*
	________
Directors and Executive
Officers as a Group (16)	846,910	9.10%

Notes:

*      Indicates ownership of less than 1% of outstanding shares.

(1)

Shares "beneficially owned" includes, in addition to shares directly owned by the named individual, shares owned by or for the benefit of, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has sole investment or voting power or shares investment or voting power. Beneficial ownership may be disclaimed as to certain of the shares.

(2)	Except as otherwise indicated in the following notes, each named individual owns his or her shares directly and has sole investment and voting power with respect to such shares.

(3)	Includes 3,200 shares held in her spouse’s name over which she has shared investment and voting power.

(4)

Includes: (i) 3,685 shares held by the Ames National Corporation 401(k) Plan (the “Company 401(k) Plan”) for the benefit of Mr. Bauer over which he has investment and voting power in his personal capacity; and (ii) shares over which Mr. Bauer has sole or shared investment and/or voting power in his capacity as trust officer of First National for the various trust clients, as follows:

Shares Held By:	Investment Power	Voting Power
Various First National Bank Trust Clients	237,263 (sole)	104,484 (sole)
Various First National Bank Trust Clients	364,489 (shared)	367,370 (shared)

Mr. Bauer disclaims any pecuniary interest in shares reported in the preceding table. Beneficial ownership of shares over which Mr. Bauer has sole or shared investment and/or voting power in his capacity as a trust officer have also been reported below under the holdings of Mr. Pohlman who also acts as a trust officer for First National Bank.

(5)	Consists of, or includes, shares held jointly with his spouse over which he has shared investment and voting power.

(6)	Includes 3,400 shares held in a 401(k) Plan for the benefit of Mr. Benson over which Mr. Benson has sole investment and voting power.

(7)	Consists of shares held jointly with her spouse over which she has shared investment and voting power and which are subject to a pledge arrangement.

(8)	Includes 7,500 shares held in his spouse’s name over which he has shared investment and voting power.

(9)	Consists of shares held in the name of James R. & Teresa B. Larson Revocable Trust dated November 28, 1990, James R. & Teresa B. Larson Trustees over which he has shared investment and voting power.

(10)

Includes 485 shares held by the Company 401(k) Plan for the benefit of Mr. McGill over which he has investment and voting power and an additional 41,189 shares owned by trust clients of State Bank & Trust Co., over which Mr. McGill has shared investment and/or voting power in his capacity as trust officer of State Bank & Trust Co. which serves as trustee of the trusts. Mr. McGill disclaims any pecuniary interest in shares owned by such trusts.

(11)	Consists of 5,970 shares held by the Company 401(k) Plan for the benefit of Mr. Nelson over which Mr. Nelson has investment and voting power.

(12)

Includes 1,000 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power; 6,000 shares held in a Simplified Employee Pension (SEP) Plan for the benefit of Mr. Parker over which he has sole investment and voting power; 990 shares owned jointly by Mr. Parker and his son over which he has shared investment and voting power; and 2,000 shares in the Harold L. Parker Family Trust dated December 18, 1989; Delores E. Parker, Richard O. Parker, and Ronald L. Parker, Trustees over which he has shared investment and voting power.

(13)

Includes: (i) 1,956 shares held by the Company 401(k) Plan for the benefit of Mr. Pohlman over which Mr. Pohlman has investment and voting power in his personal capacity; and (ii) shares over which Mr. Pohlman has sole or shared investment and/or voting power in his capacity as trust officer of First National Bank, which acts as trustee for various trust clients, as follows:

Shares Held By:	Investment Power	Voting Power
Various First National Bank Trust Clients	237,263 (sole)	104,484 (sole)
Various First National Bank Trust Clients	364,489 (shared)	367,370 (shared)

Mr. Pohlman disclaims any pecuniary interest in shares reported in the preceding table. Beneficial ownership of shares over which Mr. Pohlman has sole or shared investment and/or voting power in his capacity as a trust officer have also been reported above under the holdings of Mr. Bauer who also acts as a trust officer for First National Bank.

(14)	Includes 1,916 shares held by the Company 401(k) Plan for the benefit of Mr. Putzier over which he has investment and voting power.

(15)

Includes 1,300 shares held jointly with his spouse over which he has shared investment and voting power, 3,000 shares held by Raymon Enterprises, Inc., over which he has shared investment and voting power, and 125 shares held in his spouse’s name over which he has shared investment and voting power.

(16)

Includes, in addition to shares owned by the directors and named executive officers, a total of 30,072 shares owned by three other executive officers of the Company or the Banks for whom disclosure of individual share ownership is not required, including 18,506 shares held by the Company 401(k) Plan for their benefit over which they have investment and voting power.

Other Beneficial Owners

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner, as of February 29, 2016, of more than five percent of the Common Stock.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding

BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	492,696	5.29%

Royce & Associates, LLC(2) 745 Fifth Avenue New York, NY 10151	821,146	8.82%

Notes:

1.

This information is based solely on the contents of a Schedule 13G filed by BlackRock, Inc. on January 28, 2016, indicating beneficial ownership of 492,696 shares, with sole voting power over 483,664 shares and sole dispositive power over 492,696 shares.

2.

This information is based solely on the contents of a Schedule 13G filed by Royce & Associates, LLC on January 7, 2016, disclosing beneficial ownership of 821,146 shares, with sole voting and dispositive power over all of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and the holders of more than ten percent of the Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Common Stock. The Company believes that during 2015 its directors and executive officers complied with all Section 16(a) filing requirements. In making the foregoing statement, the Company has relied upon an examination of the copies of Forms 3 and 4 provided to the Company and on the written representations of its directors and executive officers. The Company, to its knowledge, does not have any holder of more than ten percent of the Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the material elements of the compensation program as established by the Board and the process followed in determining the compensation provided during 2015 to the executive officers identified in the Summary Compensation Table. Those executive officers consist of Thomas H. Pohlman and John P. Nelson, who are employed by the Company (each, a "Company Executive"), Scott T. Bauer, who is employed by First National Bank, Jeffrey K. Putzier, who is employed by Boone Bank & Trust Co., and Stephen C. McGill, who is employed at State Bank & Trust Co. (each, a "Bank Executive" and, together with the Company Executives, the "Executive Officers"). Decisions regarding compensation of the Executive Officers are made by the Board upon recommendation of the Compensation Committee of the Board (the "Compensation Committee") and, in the case of the Bank Executives, upon the additional recommendation of the board of directors of the Bank by which a Bank Executive is employed. The Company and the Banks have all adopted the same compensation program and follow the same process in setting the compensation of their respective Executive Officers. Accordingly, the following description of the compensation program and process as followed by the Compensation Committee and the Board is equally applicable to compensation decisions made both for the Company Executives and the Bank Executives.

Objectives of Compensation Program

The executive compensation program is administered under the terms of the Management Incentive Compensation Plan (the "MIC Plan") which covers the Company's executive management team and the executive management team in place at each Bank. The MIC Plan is designed to provide a fair and competitive compensation package that will enable the Company to compete for and retain talented executives who will enhance the Company's ability to continue its history of steady growth and financial stability. As the business activities of the Company are conducted entirely within the State of Iowa, the Board believes the level of compensation paid to the Executive Officers must be competitive within the Iowa banking industry and, more particularly, within a peer group of Iowa banking institutions that are similar in size and located in communities of similar populations as the Banks. The MIC Plan also seeks to encourage superior performance through incentive compensation consisting of: (i) the deferral of payment of a designated portion of each Executive Officer's salary until earned by performance ("deferred salary"); and (ii) the opportunity to earn additional incentive compensation based on performance ("performance awards"). Both deferred salary and performance awards are dependent upon actual performance as compared to a performance target established for each Bank through use of an industry-accepted profitability ratio. Bank Executives are eligible to earn deferred salary and receive performance awards based on the performance of the Bank by which each of them is employed, while the Company Executives are eligible to earn deferred salary and receive performance awards based on the performance of all the Banks, with each Bank being viewed on an individual basis for purposes of determining its performance. This approach permits a Bank Executive, whose Bank performs favorably compared to its performance target, to receive incentive compensation even though the performance of another Bank may have fallen short of its target, thus resulting in a reduction in compensation for its management team. The sub-standard performance of one or more of the Banks would, however, negatively impact the incentive compensation received by a Company Executive. This result follows from the Board's philosophy that a Bank Executive should receive incentive compensation based solely upon the performance of the Bank for which that Bank Executive is responsible, while the Company Executives, being responsible for the ultimate oversight and management of all the Banks, should receive incentive compensation based upon the performance of all of the Banks.

The executive compensation program as administered through the MIC Plan is designed to reward both individual performance and the collective performance of the executive management team of a Bank or the Company, as applicable. The MIC Plan rewards individual performance primarily through the salary established for each Executive Officer, as the evaluation of individual performance is a significant factor taken into account in establishing salary. The MIC Plan rewards collective performance through the deferred salary and performance award components of the program, both of which are dependent upon the efforts of the Executive Officer, working together with his management team, to achieve actual performance which compares favorably with the performance target for an individual Bank or, in the case of the Company Executives, the performance target for each of the Banks.

Consideration of Results of "Say on Pay" Vote

At the 2014 annual meeting, shareholders of the Company were given the opportunity to cast an advisory vote on the compensation paid to the Executive Officers (as disclosed in the proxy statement for that meeting) under the "say on pay" rules adopted by the Securities and Exchange Commission. Of the votes cast on this matter, approximately 96% were cast to approve the compensation paid to the Executive Officers. The Compensation Committee and the Board have reviewed the results of the advisory vote and consider the substantial favorable vote to be an endorsement by the shareholders of the objectives and policies of the Company's executive compensation program. The results of the advisory vote were considered in connection with establishing executive compensation for 2015, although there were no material changes to the program in response to the results of the advisory vote given the high rate of approval.

Components of the Compensation Program

The executive compensation program, as administered through the MIC Plan, consists of total salary (with total salary being divided between base salary and deferred salary) and performance awards. Deferred salary and performance awards are considered to be forms of incentive compensation as they are dependent upon performance. The components of the MIC Plan are described in greater detail as follows:

●    Base salary - This is the portion of total salary not contingent upon performance. Base salary is paid to the Executive Officer in equal bi-weekly installments.

●     Deferred salary - This is the portion of total salary that is contingent, in that it is "deferred" until earned through performance by a Bank in the case of a Bank Executive and performance by all the Banks in the case of a Company Executive. The right to receive deferred salary is reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year. If the review indicates the performance target has been achieved for the semi-annual period, the Executive Officer will receive all of the deferred salary for which he was eligible during the period. If, on the other hand, the review indicates the performance target was not satisfied, the amount of deferred salary to be paid will be reduced in accordance with a formula contained in the MIC Plan and could be forfeited entirely in the event actual performance trails targeted performance by an amount which results in an elimination of the deferred salary for the period. Any deferred salary not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period. The deferred salary component can, in essence, be viewed as placing a portion of total salary "at risk" in that the Executive Officer must work with his management team to achieve a level of performance that is adequate, based on the performance target, to earn all deferred salary for which he is eligible.

●     Performance awards - Performance awards are additional incentive compensation an Executive Officer is eligible to earn (over and above deferred salary) upon exceeding the performance target for a Bank in the case of a Bank Executive or, in the case of a Company Executive, exceeding the performance targets of one or more of the Banks. The right to receive a performance award is also reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year. If the review determines actual performance has exceeded the performance target (which is established at the same level as used for purposes of determining entitlement to deferred salary), the Executive Officer will receive a performance award, the amount of which is calculated in accordance with a formula contained in the MIC Plan and is dependent upon the amount by which actual performance has exceeded targeted performance. As with deferred salary, any performance award not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period.

There are two additional components of the Company’s compensation program, neither of which are encompassed within the scope of the MIC Plan and both of which provide for broad-based participation by eligible employees of the Company and the Banks, as follows:

●     The Ames National Corporation 401(k) Profit Sharing Plan (the “Company 401(k) Plan”) is a defined contribution plan in which participating employees (including the Executive Officers) are eligible to receive a matching employer contribution of up to 3% of total compensation (assuming an employee contribution up to that amount), plus an additional employer contribution of 3% of total compensation that is not dependent upon an employee contribution to the plan.

●     The “Bank Award” program is an incentive arrangement covering all Company and Bank employees eligible to participate in the Company 401(k) Plan (including the Executive Officers). Under this program, participating employees are eligible to receive additional cash compensation based on the profitability of their employer (with profitability being determined in accordance with the formula contained in the MIC Plan, including the use of the same performance target).

Compensation Policy

The Board's rationale in dividing executive compensation between base salary, deferred salary and performance awards as encompassed within the MIC Plan is that an Executive Officer should be assured of receiving a fair base salary that is reflective of the Executive Officer's individual performance, tenure and responsibilities within the organization, while at the same time being eligible to receive incentive compensation in the form of deferred salary and performance awards contingent upon the ability of the Executive Officer, in working together with his management team, to achieve the applicable performance targets. As described in greater detail below, eligibility to receive deferred salary is contingent upon satisfaction of performance targets which, in the judgment of the Board, represent an acceptable level of profitability for the particular Bank, based on historical earnings and industry profitability ratios. In essence, the right to receive all deferred salary for which an Executive Officer is eligible in a given year is contingent upon the Bank achieving an acceptable level of profitability. In contrast, eligibility to receive performance awards is conditioned upon achievement of profitability levels exceeding those levels determined by the Board to be acceptable for the particular Bank, thus entitling the Executive Officer to receive additional incentive compensation in the form of performance awards. Taken together, deferred salary can be viewed as a reward for achieving acceptable performance (and, conversely, a penalty for failing to achieve acceptable performance), while performance awards can be viewed as a reward for achieving performance beyond what would be deemed to be acceptable for the particular Bank. By structuring the compensation package in this manner, the Board believes an Executive Officer is provided with a powerful incentive to achieve results that are not only acceptable, thus earning deferred salary, but results that are better than expected, thus earning additional performance awards.

Compensation Process and Decisions for 2015

In determining compensation on an annual basis, the Board, based on recommendation of the Compensation Committee, must establish the parameters required under the terms of the MIC Plan to implement the three components of executive compensation discussed above. These parameters consist of: (i) performance criteria for each Bank which are used to determine entitlement to deferred salary and performance awards; (ii) an allocation percentage for each Executive Officer which is also used in determining entitlement to deferred salary and performance awards; and (iii) total salary for each Executive Officer which, as noted above, is divided between base salary and deferred salary. The following is a description of the process by which these parameters are established and the manner in which the three components of compensation under the MIC Plan interact in determining compensation for the Executive Officers:

●     Performance criteria - Performance criteria are established by the Compensation Committee for each Bank to define the performance target (also known as the "earnings threshold"), as well as a performance "floor" and a performance "cap." Each of these criteria is defined by reference to an appropriate "return on assets” ratio selected by the Compensation Committee. The return on assets ratio is an industry-accepted measure of profitability for which substantial information is available (through the Federal Deposit Insurance Corporation (“FDIC”) in the form of Uniform Bank Performance Reports) to enable the Compensation Committee to evaluate the profitability of the Banks as compared to other financial institutions of similar size and characteristics. The performance target is defined by selecting a specific return on assets target that the Compensation Committee views as representing an acceptable level of Bank profitability, such that the Executive Officer will receive all deferred salary to which he was entitled and, in addition, become eligible to receive performance awards based on the amount by which actual performance exceeds the performance target. In establishing the performance target, the Compensation Committee reviews and relies primarily on historical earnings of the Bank and on national and state peer group return on asset ratios of financial institutions of similar size and characteristics as reported by the FDIC. Although the MIC Plan provides that the Banks are generally expected to achieve profitability results above the peer group average, the MIC Plan does not include specific methodology for establishing the performance target (or the margin by which the target should exceed the peer group average) and, ultimately, selection of the appropriate target is a subjective decision of the Compensation Committee. The MIC Plan also requires the Compensation Committee to establish a performance "floor" and a "cap," both of which are also expressed in terms of specific return on asset ratios. Generally, the "floor" and the "cap" are established at equal intervals under and over the performance target selected for each Bank. The "floor" represents a level of profitability sufficiently below the performance target that the Executive Officer should not be entitled to receive any portion of his deferred salary for the year. The "cap," on the other hand, establishes an upper limit on the receipt of additional compensation in the form of performance awards in situations in which the level of Bank profitability has exceeded the performance target.

The Compensation Committee recommended, and the Board approved, the following performance criteria for each Bank for the first and second semi-annual evaluation periods during 2015 (with such criteria being expressed in terms of designated “return on assets” earnings ratios):

	Floor	Target	Cap
First 6 Months of 2015	0.67%	1.07%	1.47%
Second 6 Months of 2015	0.68%	1.08%	1.48%

The foregoing performance criteria were established by setting the “target” return on assets ratio for each Bank at the peer group average for the relevant period and then adding an additional margin of 15 basis points. The effect of the additional margin is to boost the “target” ratio above the peer group average, meaning that the Banks must achieve a higher level of profitability, relative to the financial performance of the peer group, in order for the Executive Officers to earn all their deferred salary and become eligible for performance awards under the MIC Plan. Although the size of the additional margin has varied slightly during the past several years, the 15 basis point margin selected for 2015 was consistent with the 2014 margin and the margin generally selected on a historic basis. The increase in the performance criteria levels during the second six months of 2015 was due solely to an increase in the peer group average used to calculate the “target” ratio for this period.

Entitlement to deferred salary and performance awards in 2015 was determined by comparing the earnings of each Bank against the performance target. The earnings of each Bank were based on net income of the Bank as determined in accordance with generally accepted accounting principles (“GAAP”), subject to an addition to net income for the loan loss provision of each Bank (to reverse the effect of the loan loss provision deducted in calculating net income on a GAAP basis) and a deduction in the amount of the net charge-offs for the loan portfolio of each Bank.

●     Allocation percentage - An allocation percentage for each Executive Officer is determined by the Compensation Committee for purposes of dividing the "performance award pool" between the executive management team of each Bank and, in the case of the Company Executives, the "performance award pool" of the Company. The performance award pool provides the source for payment of performance awards to an executive management team when the profitability of a Bank has exceeded its performance target, thus resulting in the right to receive performance awards. The performance award pool is an amount equal to 10% of the amount by which the actual earnings exceed the performance target. Each member of the management team is assigned an allocation percentage which, in turn, defines the portion of the performance award pool to which the executive will be entitled as a performance award. Allocation percentages are generally determined on the basis of the level of responsibility within the Bank, with higher allocation percentages being awarded to the president of a Bank and lower allocation percentages being awarded to lower-level executive officers. Allocation percentages typically remain static over time, but may be altered as a result of additions or departures to or from the executive management team.

●     Total salary - Total salary (consisting of base salary and deferred salary) of an Executive Officer is established on an annual basis by the Board upon recommendation of the Compensation Committee. In establishing total salary, the Compensation Committee reviews individual performance, Bank performance in the case of a Bank Executive and Company performance (including performance of all the Banks) in the case of a Company Executive (primarily in terms of profitability ratios) as compared to peer groups both on a national and state basis. Also reviewed is a compensation survey prepared by the Iowa Bankers Association providing state-wide peer group compensation data by position for similarly-sized institutions and for institutions located in communities with similar populations. No specific weight is accorded to the various factors considered, and the total salary established is ultimately a subjective decision of the Board based upon recommendation of the Compensation Committee. The Compensation Committee does not maintain any policy or practice with respect to the level within the range of peer group salaries at which an Executive Officer will be compensated. Although the allocation of total salary between base salary and deferred salary is accomplished through use of a formula outlined in the MIC Plan, the Compensation Committee takes the proposed allocation into account when establishing total salary. Under the MIC Plan, deferred salary is determined according to a formula based on the average assets of the particular Bank (as calculated for the two quarters ended September 30 of the year prior to the year for which compensation is being determined). For 2015, the formula provided that deferred salary would be an amount equal to $100 for each $1 million of average assets of the Bank multiplied by the allocation percentage assigned to the Executive Officer. By way of example, if the average assets of a Bank for the previous two quarters were $350 million and the Executive Officer's allocation percentage was 20%, the portion of that Executive Officer's total salary deferred would be equal to $100 x 350 x .20 or $7,000.

For 2015, Thomas H. Pohlman, President and Chief Executive Officer of the Company, received an increase of approximately 6.5% in base salary, reflecting the Board’s judgment that a merit increase was appropriate, and John P. Nelson, Vice President and Chief Financial Officer, received an increase of approximately 9% in base salary, reflecting both a merit increase and an additional amount to more closely align his base salary to the compensation paid to chief financial officers employed by other Iowa financial institutions similar in asset size to the Company.

Under the MIC Plan, the entitlement to deferred salary and performance awards are reviewed and determined on a semi-annual basis, with such review comparing the actual performance during the two prior calendar quarters against the performance target established under the MIC Plan. The first semi-annual review occurs in May of each year and is based upon results for the fourth quarter of the previous year and the first quarter of the current year. A second semi-annual review occurs in November of each year and is based on results during the second and third quarters of the current year. If the review determines actual performance is below the target, the Executive Officer will receive only a portion of the deferred salary (or no deferred salary at all if actual performance is below the "floor") and no performance award. The reduction in deferred salary is determined by multiplying the Executive Officer's assigned allocation percentage times 10% of the shortfall between the performance target and actual performance for the two quarters. If the review determines actual performance has exceeded the target, the Executive Officer will receive all deferred salary to which he was eligible. In addition, the Executive Officer will receive his allocation percentage of the performance award pool established under the MIC Plan, with such pool being an amount equal to 10% of the amount by which the actual performance exceeded the performance target for the two quarters, subject to the "cap" established by the Compensation Committee over and above which additional performance awards will not be earned.

The determination of whether an Executive Officer is entitled to deferred salary and performance award varies depends on whether the Executive Officer is a Bank Executive or a Company Executive. For Bank Executives, deferred salary and performance awards are determined solely with respect to the actual performance of the Bank by which the Bank Executive is employed based on a comparison of actual performance to the performance target as described above. In the case of a Company Executive, however, the performance of each Bank is analyzed on an individual basis and the Company Executive will earn or forfeit deferred salary and become entitled to additional performance awards based on a comparison of the actual performance of each Bank to its target performance. Under this approach, a Company Executive could forfeit a portion of his deferred salary and earn no performance award with respect to the performance of one Bank, while earning all deferred salary and additional performance awards based on the performance of another Bank.

Participation in Company 401(k) Plan

Each Executive Officer also receives contributions to the Company 401(k) Plan. Under the Company 401(k) Plan, an Executive Officer, along with all other eligible employees of the Company and the Banks, may defer up to the IRS limit of total compensation on an annual basis and receive a matching contribution from the Company or applicable Bank in an amount of up to 3% of total compensation (subject to a cap of $265,000 on total compensation). An additional contribution of 3% of total compensation (which is subject to the same cap but a different vesting schedule than the 3% matching contribution) is made by the Company or applicable Bank to the account of each Executive Officer, as well as to the accounts of all other eligible employees of the Company and the Banks. All contributions are subject to certain ceilings established by applicable law.

Bank Awards Program

Under the Bank Awards program, all employees eligible to participate in the Company’s 401(k) Plan are also eligible to receive Bank Awards based on the profitability of their employer. Profitability under the program is determined based on the formula contained in the MIC Plan (including the target return on assets ratio). Assuming the employer’s profitability meets or exceeds the performance target, the resulting award pool (which is determined by the greater of 10% of the profits in excess of the target ratio or 1.5% of MIC Plan earnings) is distributed as additional cash compensation and is allocated among eligible employees (including the Executive Officers) on a pro rata basis relative to total compensation.

Compensation Committee Procedures for 2015

The Compensation Committee is authorized under its charter to review, determine and recommend to the Board the compensation to be paid to those members of the executive management teams of the Company and the Banks who are covered by the MIC Plan (including the Executive Officers). In particular, the Compensation Committee is authorized to review, determine and recommend to the Board those members of the executive management teams that will be covered by the MIC Plan and the various parameters required under the terms of the MIC Plan to establish compensation for each covered executive, including performance criteria for each Bank (which are used to determine entitlement to deferred salary and performance awards), an allocation percentage for each covered executive and total salary for each covered executive (and the allocation thereof between base salary and deferred salary). Apart from the involvement of certain executive officers in the compensation process for 2015 as described below, the Compensation Committee did not delegate its responsibilities to other persons. The Compensation Committee did, however, receive and review the recommendations of the boards of directors of the Banks with respect to members of the executive management teams of the Banks covered by the MIC Plan. All decisions of the Compensation Committee were subject to ultimate approval by the Board.

Mr. Pohlman, in his capacity as President of the Company, had a significant role in the executive compensation process for each executive covered by the MIC Plan during 2015. With respect to the executive management team of each Bank, Mr. Pohlman worked with the president of each Bank to formulate a recommendation for compensation of each member of the bank executive management team who was covered by the MIC Plan. This recommendation was made to the compensation committee of the board of directors of each Bank by which the executives were employed. The recommendation was reviewed by the Bank compensation committee and its recommendation was, in turn, forwarded to the board of directors of the Bank. Mr. Pohlman or Mr. Nelson attended meetings of both the Bank compensation committee and the Bank board of directors and presented the recommendations and acted as a resource in addressing the manner in which the recommendations were developed. With respect to members of the executive management team of the Company covered by the MIC Plan, Mr. Pohlman also made a recommendation to the Compensation Committee with respect to the various components of the compensation decisions for the executives. The Compensation Committee then took the recommendations for the Bank Executives received from the board of directors of each Bank, and the recommendations for the Company Executives, and reached decisions with respect to the compensation for each Bank Executive and Company Executive. Mr. Pohlman’s compensation was also determined by the Compensation Committee, although he was not involved in making any recommendation as to his own compensation. Mr. Pohlman and Mr. Nelson were also involved in supervising the process by which the compensation materials, consisting of peer group compensation surveys, performance information for similarly-situated financial institutions and related materials were prepared for use by the compensation committee and board of directors of each Bank and by the Compensation Committee and Board in reviewing and approving all compensation decisions for members of the executive management teams covered by the MIC Plan.

Summary Compensation Table for 2015

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executive Officers during 2015, 2014 and 2013: (i) Thomas H. Pohlman, in his capacity as principal executive officer of the Company; (ii) John P. Nelson, in his capacity as principal financial officer of the Company; and (iii) Scott T. Bauer, Jeffrey K. Putzier and Stephen C. McGill, in their capacities as the three most highly compensated Executive Officers other than the principal executive officer and principal financial officer.

Name and Principal Position	Year	Salary(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total (4) ($)
Thomas H. Pohlman President of the Company (Principal Executive Officer)	2015 2014 2013	$306,800 $287,690 $271,428	$72,117 $80,590 $57,068	$22,843 $24,597 $22,317	$401,760 $392,877 $350,813
John P. Nelson Vice President & Secretary of the Company (Principal Financial Officer)	2015 2014 2013	$234,780 $214,760 $194,788	$54,087 $60,443 $42,802	$23,161 $24,447 $21,195	$312,028 $299,650 $258,785
Scott T. Bauer President of First National Bank	2015 2014 2013	$190,580 $184,210 $177,164	$51,287 $57,209 $39,711	$21,812 $22,659 $19,744	$263,679 $264,078 $236,619
Stephen C. McGill President of State Bank & Trust Co.	2015 2014 2013	$147,940 $142,090 $135,408	$31,159 $30,130 $25,547	$21,363 $19,765 $18,743	$200,462 $191,985 $179,698
Jeffrey K. Putzier President of Boone Bank & Trust Co.	2015 2014 2013	$162,830 $157,800 $153,192	$14,928 $17,755 $14,769	$14,881 $15,470 $14,401	$192,639 $191,025 $182,362

Notes:

(1)	Amounts reported in this column represent the base salary paid to each Executive Officer during 2015, 2014 and 2013.

(2)

Amounts reported in this column represent the total amount of incentive compensation paid to each Executive Officer during 2015, 2014 and 2013, consisting of deferred salary and, if applicable, performance awards. During 2015, Mr. Pohlman earned deferred salary of $24,005 and performance awards of $48,112 for total incentive compensation of $72,117; Mr. Nelson earned deferred salary of $18,004 and performance awards of $36,083 for total incentive compensation of $54,087; Mr. Bauer earned deferred salary of $19,168 and performance awards of $32,119 for total incentive compensation of $51,287; Mr. McGill earned deferred salary of $6,322 and performance awards of $24,837 for total incentive compensation of $31,159 and Mr. Putzier earned deferred salary of $5,212 and performance awards of $9,716 for total incentive compensation of $14,928.

(3)

Amounts reported in this column represent: (i) employer contributions by the Bank, in the case of a Bank Executive, and by the Company, in the case of a Company Executive, to the Company 401(k) Plan in which each of the Executive Officers participated during 2015, 2014 and 2013; and (ii) cash awards under the Bank Awards Program in which each of the Executive Officers participated during 2015, 2014 2013. During 2015, Mr. Pohlman received contributions to his 401(k) account of $15,900 and Bank Awards of $6,943; Mr. Nelson received contributions to his 401(k) account of $15,900 and Bank Awards of $7,261; Mr. Bauer received contributions to his 401(k) account of $15,472 and Bank Awards of $6,340; Mr. McGill received contributions to his 401(k) account of $11,069 and Bank Awards of $10,294 and Mr. Putzier received contributions to his 401(k) account of $10,727 and Bank Awards of $4,154.

(4)

Amounts reported in this column consist of total compensation paid to each Executive Officer during 2015, 2014 and 2013, calculated by adding the figures appearing in the Salary column, the Non-Equity Incentive Plan Compensation column and the All Other Compensation column for each Executive Officer.

Grants of Plan-Based Awards Table for 2015

The following table sets forth information concerning the incentive compensation potentially available to the Executive Officers under the MIC Plan during 2015 in the form of deferred salary and performance awards. The notes following the table indicate the amounts of deferred salary and performance awards actually earned by each Executive Officer during 2015.

Name	Estimated Payouts Under Non-Equity Incentive Plan Awards
	Target (1) ($)	Maximum (2) ($)
Thomas H. Pohlman	$25,122	$102,797
John P. Nelson	$18,842	$77,097
Scott T. Bauer	$19,168	$80,087
Stephen C. McGill	$6,322	$25,828
Jeffrey K. Putzier	$5,212	$21,369

Notes:

(1)

Amounts reported in this column represent the deferred salary potentially available to each Executive Officer for 2015 based upon actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on actual performance of each of the Banks. A Bank Executive would earn all of the deferred salary reported in this column in the event the actual performance of the Bank by which he is employed met its performance target for 2015. A Company Executive would earn all of the deferred salary reported in this column if the actual performance of each of the Banks met their respective performance targets for 2015. In the event a Bank did not meet its performance target during 2015, the amount of deferred salary earned by the Executive Officer was reduced based on a formula contained in the MIC Plan. For 2015, Mr. Pohlman earned $24,005 of his available deferred salary and Mr. Nelson earned $18,004 of his available deferred salary. Mr. Bauer, Mr. McGill and Mr. Putzier earned all of the deferred salary available to them under the MIC Plan during 2015.

(2)

Amounts reported in this column represent the sum of: (i) the deferred salary potentially available to each Executive Officer for 2015 (as reported in the Target column); and (ii) the maximum amount of performance awards potentially available to each Executive Officer for 2015 based on the actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on the actual performance of each of the Banks. The amount of performance awards earned by each Executive Officer is determined by a formula contained in the MIC Plan that is primarily dependent upon the amount by which actual performance exceeds targeted performance for 2015, subject to a “cap” establishing a maximum award as reported in the table. For 2015, Mr. Pohlman earned performance awards of $48,112; Mr. Nelson earned performance awards of $36,083; Mr. Bauer earned performance awards of $32,119; Mr. McGill earned performance awards of $24,837 and Mr. Putzier earned performance awards of $9,716.

Compensation Committee Report

The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and has discussed those disclosures with management of the Company. Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation and Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission.

The undersigned members of the Compensation Committee have submitted this report.

Larry A. Raymon, Chair
David W. Benson
Steven D. Forth
James R. Larson II

Compensation Committee Interlocks and Insider Participation

There are no members of the Compensation Committee who were officers or employees of the Company or any of the Banks during 2015, who were previously officers or employees of the Company or the Banks, or who had any relationship otherwise requiring disclosure hereunder.

LOANS TO DIRECTORS AND EXECUTIVE OFFICERS

AND RELATED PARTY TRANSACTIONS

Certain directors, nominees for director and executive officers of the Company, their associates or members of their families, were customers of, and have had transactions with the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The Audit Committee is responsible for reviewing and approving any transaction involving the Company or a Bank which constitutes a “related party transaction” under rules adopted by the Securities and Exchange Commission, except any loan made by any of the Banks in the ordinary course of business which would otherwise constitute a related party transaction is not subject to Audit Committee review if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-related parties and the loan otherwise meets the requirements of Regulation O of the Federal Reserve System. Approval of a transaction constituting a related party transaction requires a determination by the Audit Committee that the transaction is “fair and reasonable” to the Company or the Bank involved in the transaction. The requirement for review and approval of related party transactions is set forth in the Audit Committee Charter.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in carrying out its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2015 with management and CliftonLarsonAllen LLP, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with CliftonLarsonAllen LLP the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees”. The Audit Committee received and reviewed the written disclosures and the letter from CliftonLarsonAllen LLP required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with CliftonLarsonAllen LLP its independence with respect to the Company. Based on the review and discussions with management and CliftonLarsonAllen LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2015, to be filed with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report.

James R. Larson, II, Chair
Betty A. Baudler Horras
Lisa M. Eslinger
Larry A. Raymon

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CliftonLarsonAllen LLP, Certified Public Accountants, provided professional services to the Company during the year ended December 31, 2015, and has been appointed by the Audit Committee to provide professional services to the Company for the year ending December 31, 2016. A representative of CliftonLarsonAllen LLP is expected to be present at the Meeting. This representative will have the opportunity to make a statement at the Meeting and is expected to be available to respond to appropriate questions from shareholders.

The following table presents professional fees for services rendered by CliftonLarsonAllen LLP for the years ended December 31, 2015 and 2014.

	2015	2014

Audit Fees(1)	$168,700	$176,800
Audit-Related Fees(2)	16,600	16,100
Tax Fees (3)	23,700	20,400
Other Fees	0	0

Total	$209,000	$213,300

Notes:

(1)

Audit fees consist of fees for professional services provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial reports on Form 10-Q and the audit of the Company’s internal control over financial reporting.

(2)	Audit-related fees consist of fees for an audit of financial statements of the Company 401(k) Plan.

(3)	Tax fees consist of fees for tax consultation and tax compliance services for the Company and its employee benefit plans.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm and pre-approved all such services provided in 2015. The non-audit services include audit-related services, tax services and other services. The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, the Audit Committee can be convened on a case-by-case basis to pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts.

PROPOSALS BY SHAREHOLDERS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented as an item of business at the annual meeting of shareholders to be held in 2017, the proposal must be received at the Company’s principal executive offices no later than November 16, 2016. Such proposals will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company’s proxy materials. Any shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely under the Bylaws unless received at the Company’s principal executive offices no later than November 16, 2016, and unless such proposal contains the information required by the Bylaws. Proposals should be submitted to the Company at its principal executive offices at P.O. Box 846, 405 5th Street, Ames, Iowa 50010, Attention: Secretary. A copy of the Bylaws may be obtained by contacting John P. Nelson, Vice President and Secretary, at the Company’s principal executive offices or by accessing the Company’s website at www.amesnational.com.

AVAILABILITY OF FORM 10-K REPORT

Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the year ended December 31, 2015, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock upon written request directed to John P. Nelson, Vice President and Secretary, Ames National Corporation, P.O. Box 846, 405 5th Street, Ames, Iowa 50010.

OTHER MATTERS

Management of the Company knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, nor does management intend itself to present any other business. If any other matters do properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The persons named in the proxy will also have the power to vote for the adjournment of the Meeting from time to time.

At the Annual Meeting of Shareholders held in 2011, the shareholders of the Company voted, on an advisory basis, to hold an advisory vote on executive compensation every three (3) years. The Board, based on the results of the shareholder advisory vote, approved the frequency of an advisory vote on executive compensation every three (3) years. The most recent advisory vote on executive compensation occurred at the Annual Meeting of Shareholder held in 2014. Consistent with the three-year schedule, shareholders will next be asked to cast an advisory vote on executive compensation at the Annual Meeting of Shareholders to be held in 2017.

A copy of the Annual Report on Form 10-K for the year ended December 31, 2015, has been posted on the Company’s website at www.amesnational.com, together with a copy of this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

The Report of the Compensation Committee and the Report of the Audit Committee (including the reference to the independence of the Audit Committee members) contained herein are not being filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference in any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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Ames National Corporation

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on April 26, 2016.

INTERNET/MOBILE – www.amesnational.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

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PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

1. Election of Directors, who will serve a three year term.

	FOR	VOTE WITHHELD
(01) David W. Benson	☐	☐
(02) John P. Nelson	☐	☐
(03) Richard O. Parker	☐	☐
(04) Kevin L. Swartz	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 27, 2016

The proxy statement and our 2015 Annual Report to Stockholders on Form 10-K are available at http://www.amesnational.com

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Ames National Corporation

The undersigned appoints Betty A. Baudler Horras, Steven D. Forth and James R. Larson II, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Ames National Corporation held of record by the undersigned at the close of business on March 4, 2016 at the Annual Meeting of Stockholders of Ames National Corporation to be held on April 27, 2016, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)